Exhibit 99.1

Amended and Restated Global Stock

and Incentive Compensation Plan

Hewitt Associates, Inc.

Effective June 17, 2002

Amended October 31, 2006

Amended and Restated November 7, 2007

Contents

Article 1. Establishment, Purpose, and Duration

Article 2. Definitions

Article 3. Administration

Article 4. Shares Subject to the Plan and Maximum Awards

Article 5. Eligibility and Participation

Article 6. Stock Options

Article 7. Stock Appreciation Rights

Article 8. Restricted Stock and Restricted Stock Units

Article 9. Performance Units/Performance Shares

Article 10. Cash-Based Awards

Article 11. Performance Measures

Article 12. Annual Management Incentive Awards

Article 13. Beneficiary Designation

Article 14. Deferrals

Article 15. Rights of Employees/Directors

Article 16. Change in Control

Article 17. Amendment, Modification, Suspension, and Termination

Article 18. Withholding

Article 19. Indemnification

Article 20. Successors

Article 21. General Provisions

i

Hewitt Associates, Inc.

Amended and Restated Global Stock and Incentive

Compensation Plan

Article 1. Establishment, Purpose, and Duration

1.1 Establishment. Hewitt Associates, Inc., a Delaware corporation (hereinafter referred to as the “Company”), establishes an amended and restated incentive compensation plan to be known as the Amended and Restated Global Stock and Incentive Compensation Plan (hereinafter referred to as the “Plan”), as set forth in this document.

The Plan permits the grant of Annual Management Incentive Awards, Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights (“SARs”), Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, and Cash-Based Awards.

The Plan became effective as of June 17, 2002 (the “Effective Date”), was amended as of October 31, 2006 and, subject to stockholder approval, amended and restated as of November 7, 2008, and shall remain in effect as provided in Section 1.3 hereof.

1.2 Purpose of the Plan. The purpose of the Plan is to promote the long-term interests of the Company and its stockholders by strengthening the Company’s ability to attract, motivate, and retain Employees and Directors of the Company upon whose judgment, initiative, and efforts the financial success and growth of the business of the Company largely depend, and to provide an additional incentive for such individuals through stock ownership and other rights that promote and recognize the financial success and growth of the Company and create value for stockholders.

1.3 Duration of the Plan. The Plan commenced as of the Effective Date, as described in Section 1.1 hereof, and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 17 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan’s provisions.

Article 2. Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

2.1	“Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.

2.2	“Annual Management Incentive Award” means an Award granted to a Participant as described in Article 12 herein.

2.3	“Award” means, individually or collectively, a grant under this Plan of Annual Management Incentive Awards, Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, or Cash-Based Awards.

2.4	“Award Agreement” means either (i) an agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to Awards granted under this Plan, or (ii) a statement issued by the Company to a Participant describing the terms and provisions of such Award.

2.5	“Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.6	“Board” or “Board of Directors” means the Board of Directors of the Company.

2.7	“Cash-Based Award” means an Award granted to a Participant as described in Article 10 herein.

2.8	“Change in Control” shall occur if any of the following events occur:

(a)	The acquisition by any individual, entity, or group of Beneficial Ownership of thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities with respect to the election of Directors of the Company;

(b)	The consummation of a reorganization, merger, or consolidation of the Company or sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Transaction”); excluding, however, a Corporate Transaction pursuant to which all or substantially all of the individuals or entities who are the Beneficial Owners of the Company immediately prior to the Corporate Transaction will beneficially own, directly or indirectly, more than sixty percent (60%) of the outstanding shares of common stock of the resulting entity and of the combined voting power of the outstanding securities entitled to vote for the election of directors of such entity; or

(c)	Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided, that any individual who becomes a Director of the Company subsequent to the Effective Date, whose election, or nomination for election by the Company’s stockholders, was approved by the vote of at least a majority of the Directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a Director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board.

2.9	“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

2.10	“Committee” means any Committee appointed by the Board to administer Awards to Participants, as specified in Article 3 herein.

2.11	“Company” means Hewitt Associates, Inc., a Delaware corporation, and any successor thereto as provided in Article 20 herein.

2.12	“Covered Employee” means a Participant who is a “covered employee,” as defined in Code Section 162(m) and the regulations promulgated under Code Section 162(m), or any successor statute.

2.13	“Director” means any individual who is a member of the Board of Directors of the Company; provided, however, that such Director is not an Employee of the Company.

2.14	“Employee” means any Employee of the Company, its Affiliates and/or Subsidiaries.

2.15	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.16	“Fair Market Value” means a price to be determined by the Committee, that is at or within the range of the high and low selling prices of a Share on the New York Stock Exchange on the date in question or, if no sales of Shares were made on said exchange on such date, on the next preceding day on which sales were made on such exchange; provided, that for purposes of determining the Option Price with respect to a grant on the date of the Company’s initial public offering of Shares, “Fair Market Value” shall mean the initial public offering price per Share negotiated between the Company and its underwriter(s).

2.17	“Fiscal Year” means the year commencing on October 1 and ending September 30, or other time period as approved by the Board.

2.18	“Freestanding SAR” means an SAR that is granted independently of any Options, as described in Article 7 herein.

2.19	“Incentive Stock Option” or “ISO” means an Option to purchase Shares granted under Article 6 herein and that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422, or any successor provision.

2.20	“Insider” shall mean an individual who is, on the relevant date, an officer, Director, or more than ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.

2.21	“Nonqualified Stock Option” or “NQSO” means an Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

2.22	“Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 herein.

2.23	“Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.24	“Participant” means an Employee or Director who has been selected to receive an Award or who has an outstanding Award granted under the Plan.

2.25	“Performance-Based Compensation” means the Award is qualified as Performance-Based Compensation under Code Section 162(m).

2.26	“Performance Measures” means measures as described in Article 11, the attainment of which may determine the degree of payout and/or vesting with respect to Awards to Covered Employees that are designated to qualify as Performance-Based Compensation.

2.27	“Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.28	“Performance Share” means an Award granted to a Participant, as described in Article 9.

2.29	“Performance Unit” means an Award granted to a Participant, as described in Article 9.

2.30	“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.32	“Restricted Stock” means an Award granted to a Participant pursuant to Article 8 herein.

2.33	“Restricted Stock Unit” means an Award granted to a Participant pursuant to Article 8 herein.

2.34	“Shares” means the Class A common stock of the Company, $.01 par value per share.

2.35	“Stock Appreciation Right” or “SAR” means an Award, designated as an SAR, pursuant to the terms of Article 7 herein.

2.36	“Subsidiary” means any corporation, partnership, joint venture, limited liability company, or other entity (other than the Company) in an unbroken chain of entities beginning with the Company if, at the time of the granting of an Award, each of the entities other than the last entity in the unbroken chain owns at least twenty percent (20%) of the total combined voting power in one of the other entities in such chain.

2.37	“Vesting Period” means the period when Awards are subject to forfeiture based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Board, at its discretion.

Article 3. Administration

3.1 General. The Board shall be responsible for administering the Plan. The Board may employ attorneys, consultants, accountants, and other persons, and the Board, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such persons. All actions taken and all interpretations and determinations made by the Board in good faith shall be final and binding upon the Participants, the Company, and all other interested persons.

3.2 Authority of the Board. The Board shall have full and exclusive discretionary power to interpret the Plan and to determine eligibility for Awards and to adopt such rules, regulations, and guidelines for administering the Plan as the Board may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions and, subject to Article 17, adopting modifications and amendments to the Plan or any Award Agreement, including without limitation, any that are necessary to comply with the laws of the countries in which the Company, its Affiliates, and/or its Subsidiaries operate.

3.3 Delegation. The Board may delegate to a Committee any or all of the administration of the Plan. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board. To the extent that the Board has delegated to the Committee any authority and responsibility under the Plan, all applicable references to the Board in the Plan shall be to the Committee. The Board may delegate to one or more of its members or to one or more agents or advisors such nondiscretionary administrative duties as it may deem advisable, and the Board or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Board or such person may have under the Plan. The Board may, by resolution, authorize one or more officers of the Company to do one or both of the following: (a) designate officers and Employees of the Company, its Affiliates, and/or its Subsidiaries to be recipients of Awards; and (b) determine the size of the Award; provided, however, that the resolution providing such authorization sets forth the total number of Awards such officer or officers may grant.

Article 4. Shares Subject to the Plan and Maximum Awards

4.1 Number of Shares Available for Awards. Subject to adjustment as provided in Section 4.2 herein, the number of Shares hereby reserved for issuance to Participants under the Plan shall be thirty-two million (32,000,000). All of the reserved Shares may be used as ISOs. Any Shares of common stock related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of common stock, or are exchanged with the Board’s permission for Awards not involving common stock, shall be available again for grant under the Plan. Moreover, if the Option Price of any Option granted under the Plan or the tax withholding requirements with respect to any Award granted under the Plan are satisfied by tendering Shares of common stock to the Company (by either actual delivery or by attestation), only the number of Shares of common stock issued net of the Shares of common stock tendered will be deemed delivered for purposes of determining the maximum number of Shares of common stock available for delivery under the Plan. The maximum number of Shares available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional Shares of common stock or credited as additional Restricted Stock, Restricted Stock Units, or Performance Shares. In addition, the Board, in its discretion, may establish any other appropriate methodology for calculating the number of Shares issued pursuant to the Plan. The Shares of common stock available for issuance under the Plan may be authorized and unissued Shares or treasury Shares.

Unless and until the Board determines that an Award to a Covered Employee shall not be designed to qualify as Performance-Based Compensation, the following limits (“Award Limits”) shall apply to grants of such Awards under the Plan:

(a)	Options: The maximum aggregate number of Shares that may be granted in the form of Options, pursuant to any Award granted in any one Fiscal Year to any one Participant shall be one million (1,000,000).

(b)	SARs: The maximum number of Shares that may be granted in the form of Stock Appreciation Rights, pursuant to any Award granted in any one Fiscal Year to any one Participant shall be five hundred thousand (500,000).

(c)	Restricted Stock/Restricted Stock Units: The maximum aggregate grant with respect to Awards of Restricted Stock/Restricted Stock Units granted in any one Fiscal Year to any one Participant shall be five hundred thousand (500,000).

(d)	Performance Units/Performance Shares: The maximum aggregate Award of Performance Units or Performance Shares that a Participant may receive in any one Fiscal Year shall be five hundred thousand (500,000) Shares, or equal to the value of five hundred thousand (500,000) Shares determined as of the date of vesting or payout, as applicable.

(e)	Cash-Based Awards: The maximum aggregate amount awarded or credited with respect to Cash-Based Awards to any one Participant in any one Fiscal Year may not exceed three million dollars ($3,000,000) determined as of the date of vesting or payout, as applicable.

(f)	Annual Management Incentive Award. The maximum aggregate amount awarded or credited in any one Fiscal Year with respect to an Annual Management Incentive Award to a Participant who is a Covered Employee shall be determined in accordance with Article 12. The maximum aggregate amount awarded or credited in any one Fiscal Year with respect to an Annual Management Incentive Award to a Participant who is not a Covered Employee shall be determined by the Board in its discretion.

4.2 Adjustments in Authorized Shares. In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of shares, exchange of shares, dividend in kind, or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, or any similar corporate event or transaction, the Board, in order to prevent dilution or enlargement of Participants’ rights under the Plan, shall substitute or adjust, in an equitable manner, as applicable, the number and kind of Shares that may be issued under the Plan, the number and kind of Shares subject to outstanding Awards, the Option Price applicable to outstanding Awards, the Award Limits, and other value determinations applicable to outstanding Awards.

Appropriate adjustments may also be made by the Board in the terms of any Awards under the Plan to reflect such changes or distributions and to modify any other terms of outstanding Awards on an equitable basis, including modifications of performance goals and changes in the length of Performance Periods. The determination of the Board as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

Subject to the provisions of Article 16, without affecting the number of Shares reserved or available hereunder the Board may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.

It is intended that any adjustment made by the Committee under this Section 4.2 will not result in the additional tax imposed under Code Section 409A.

Article 5. Eligibility and Participation

5.1 Eligibility. Persons eligible to participate in this Plan include all Employees and Directors.

5.2 Actual Participation. Subject to the provisions of the Plan, the Board may, from time to time, select from all eligible Employees and Directors, those to whom Awards shall be granted and shall determine the nature and amount of each Award.

Article 6. Stock Options

6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Board, provided that ISOs shall not be granted to Directors. In addition, ISOs may not be granted following the ten-year anniversary of shareholder approval of the Plan, as amended, on January 30, 2008.

It is intended that Options will not be granted if doing so would result in the additional tax imposed under Code Section 409A.

6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Board shall determine which are not inconsistent with the terms of the Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO.

6.3 Option Price. The Option Price for each grant of an Option under this Plan shall be as determined by the Board; provided, however, the Option Price shall not be less than one hundred percent (100%) of the Fair Market Value of the Shares on the date the Option is granted. Notwithstanding the foregoing, for Options granted to Participants outside the United States who are non-U.S. taxpayers, the Board has the authority to grant Options at a price that is less than the Fair Market Value of the Shares on the date of grant.

6.4 Duration of Options. Each Option granted to a Participant shall expire at such time as the Board shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant. Notwithstanding the foregoing, for Options granted to Participants outside the United States, the Board has the authority to grant Options that have a term greater than ten years.

6.5 Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Board shall in each instance approve, which need not be the same for each grant or for each Participant.

6.6 Payment. Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent, (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares that are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price or have been purchased on the open market), (c) by a combination of (a) and (b), or (d) any other method approved by the Board in its sole discretion at the time of grant and as set forth in the Award Agreement.

The Board also may allow cashless exercise as permitted under the Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, or by any other means which the Board determines to be consistent with the Plan’s purpose and applicable law.

Subject to any governing rules or regulations, as soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, Share certificates or evidence of book entry Shares, in an appropriate amount based upon the number of Shares purchased under the Option(s).

Unless otherwise determined by the Board, all payments under all of the methods indicated above shall be paid in United States dollars.

6.7 Restrictions on Share Transferability. The Board may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

6.8 Termination of Employment/Directorship. Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or directorship with the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Board, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.

6.9 Transferability of Options.

(a)	Incentive Stock Options. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.

(b)	Nonqualified Stock Options. Except as otherwise provided in a Participant’s Award Agreement, no NQSO granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.

6.10 Notification of Disqualifying Disposition. If any Participant shall make any disposition of Shares issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) days thereof.

Article 7. Stock Appreciation Rights

7.1 Grant of SARs. Subject to the terms and conditions of the Plan, Freestanding SARs may be granted to Participants at any time and from time to time as shall be determined by the Board.

It is intended that SARs will not be granted if doing so would result in the additional tax imposed under Code Section 409A.

Subject to the terms and conditions of the Plan, the Board shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

The grant price of a Freestanding SAR shall be no less than the Fair Market Value of a Share on the date of grant of the SAR. Notwithstanding the foregoing, for SARs granted to Participants outside the United States who are non-U.S. taxpayers, the Board has the authority to grant SARs at a price that is less than the Fair Market Value of a Share on the date of grant.

7.2 SAR Agreement. Each SAR Award shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Board shall determine.

7.3 Term of SARs. The term of an SAR granted under the Plan shall be determined by the Board, in its sole discretion, and except as determined otherwise by the Board and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant. Notwithstanding the foregoing, for SARs granted to Participants outside the United States, the Board has the authority to grant SARs that have a term greater than ten years.

7.4 Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Board, in its sole discretion, imposes upon them.

7.5 Payment of SAR Amount. Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)	The difference between the Fair Market Value of a Share on the date of exercise over the grant price; by

(b)	The number of Shares with respect to which the SAR is exercised.

At the discretion of the Board, the payment upon SAR exercise may be in cash, in Shares of equivalent value, in some combination thereof, or in any other manner approved by the Board at its sole discretion. The Board’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

7.6 Termination of Employment/Directorship. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment or directorship with the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Board, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

7.7 Nontransferability of SARs. Except as otherwise provided in a Participant’s Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

Article 8. Restricted Stock and Restricted Stock Units

8.1 Grant of Restricted Stock/Units. Subject to the terms and provisions of the Plan, the Board, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Board shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the date of grant.

8.2 Restricted Stock/Unit Agreement. Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, the time and form of settlement, and such other provisions as the Board shall determine.

8.3 Transferability. Except as provided in this Article 8, the Shares of Restricted Stock and/or Restricted Stock Units granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Vesting Period established by the Board and specified in the Award Agreement (and in the case of Restricted Stock Units until the date of delivery or other payment), or upon earlier satisfaction of any other conditions, as specified by the Board in its sole discretion and set forth in the Award Agreement. All rights with respect to the Restricted Stock and/or Restricted Stock Units granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

8.4 Other Restrictions. The Board shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable federal or state securities laws.

To the extent deemed appropriate by the Board, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse, and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Board, in its sole discretion shall determine.

8.5 Voting Rights. To the extent permitted or required by law, as determined by the Board, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Vesting Period. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

8.6 Dividends and Other Distributions. During the Vesting Period, Participants holding Shares of Restricted Stock or Restricted Stock Units granted hereunder may, if the Board so determines, be credited with dividends paid with respect to the underlying Shares or dividend equivalents while they are so held in a manner determined by the Board in its sole discretion. The Board may apply any restrictions to the dividends or dividend equivalents that the Board deems appropriate. The Board, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, Shares, Restricted Stock, or Restricted Stock Units.

8.7 Termination of Employment/Directorship. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant’s employment or directorship with the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Board, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

8.8 Section 83(b) Election. The Board may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code concerning a Restricted Stock Award, the Participant shall be required to promptly file a copy of such election with the Company.

Article 9. Performance Units/Performance Shares

9.1 Grant of Performance Units/Performance Shares. Subject to the terms of the Plan, Performance Units and/or Performance Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Board.

9.2 Value of Performance Units/Performance Shares. Each Performance Unit shall have an initial value that is established by the Board at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Board shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Units/Performance Shares that will be paid out to the Participant.

9.3 Earning of Performance Units/Performance Shares. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Performance Shares shall be entitled to receive payout on the value and number of Performance Units/Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

9.4 Form and Timing of Payment of Performance Units/Performance Shares. Payment of earned Performance Units/Performance Shares shall be as determined by the Board and as evidenced in the Award Agreement. Subject to the terms of the Plan, the Board, in its sole discretion, may pay earned Performance Units/Performance Shares in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Units/Performance Shares at the close of the applicable Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Board. The determination of the Board with respect to the time and form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

9.5 Dividends and Other Distributions. At the discretion of the Board, Participants holding Performance Shares may be entitled to receive dividend equivalents with respect to dividends declared with respect to the Shares. Such dividends may be subject to the accrual, forfeiture, or payout restrictions as determined by the Board in its sole discretion.

9.6 Termination of Employment/Directorship. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Units and/or Performance Shares following termination of the Participant’s employment or directorship with the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Board, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Units or Performance Shares issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

9.7 Nontransferability. Except as otherwise provided in a Participant’s Award Agreement, Performance Units/Performance Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, a Participant’s rights under the Plan shall be exercisable during the Participant’s lifetime only by the Participant.

Article 10. Cash-Based Awards

10.1 Grant of Cash-Based Awards. Subject to the terms of the Plan, Cash-Based Awards may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Board.

10.2 Value of Cash-Based Awards. Each Cash-Based Award shall have a value as may be determined by the Board. The Board may establish performance goals in its discretion. If the Board exercises its discretion to establish performance goals, the number and/or value of Cash-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.

10.3 Earning of Cash-Based Awards. Subject to the terms of this Plan, the holder of Cash-Based Awards shall be entitled to receive payout on the number and value of Cash-Based Awards earned by the Participant, to be determined as a function of the extent to which applicable performance goals, if any, have been achieved.

10.4 Form and Timing of Payment of Cash-Based Awards. Payment of earned Cash-Based Awards shall be as determined by the Board and as evidenced in the Award Agreement. Subject to the terms of the Plan, the Board, in its sole discretion, may pay earned Cash-Based Awards in the form of cash or in Shares (or in a combination thereof) that have an aggregate Fair Market Value equal to the value of the earned Cash-Based Awards. Such Shares may be granted subject to any restrictions deemed appropriate by the Board. The determination of the Board with respect to the time and form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

10.5 Termination of Employment/Directorship. Each Award Agreement shall set forth the extent to which the Participant shall have the right to receive Cash-Based Awards following termination of the Participant’s employment or directorship with the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Board, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Cash-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

10.6 Nontransferability. Except as otherwise provided in a Participant’s Award Agreement, Cash-Based Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, a Participant’s rights under the Plan shall be exercisable during the Participant’s lifetime only by the Participant.

Article 11. Performance Measures

Unless and until the Board proposes for stockholder vote and the stockholders approve a change in the general Performance Measures set forth in this Article 11, the performance goals upon which the payment or vesting of an Award to a Covered Employee (other than an Annual Management Incentive Award awarded or credited pursuant to Article 12) that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:

(a)	Net earnings;

(b)	Earnings per share;

(c)	Net sales growth;

(d)	Net income (before or after taxes);

(e)	Net operating profit;

(f)	Return measures (including, but not limited to, return on assets, capital, equity, or sales);

(g)	Cash flow (including, but not limited to, operating cash flow and free cash flow);

(h)	Cash flow return on capital;

(i)	Earnings before or after taxes, interest, depreciation, and/or amortization;

(j)	Gross or operating margins;

(k)	Productivity ratios;

(l)	Share price (including, but not limited to, growth measures and total stockholder return);

(m)	Expense targets; and

(n)	Working capital targets.

Any Performance Measure(s) may be used to measure the performance of the Company as a whole or any business unit of the Company or any combination thereof, as the Board may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Board, in its sole discretion, deems appropriate, or the Company may select Performance Measure (l) above as compared to various stock market indices. The Board also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 11.

The Board may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) accruals for reorganization and restructuring programs, (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year, (f) acquisitions or divestitures, and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

Awards that are designed to qualify as Performance-Based Compensation, and that are held by Covered Employees, may not be adjusted upward (the Board shall retain the discretion to adjust such Awards downward).

In the event that applicable tax and/or securities laws change to permit Board discretion to alter the governing Performance Measures without obtaining stockholder approval of such changes, the Board shall have sole discretion to make such changes without obtaining stockholder approval, provided the exercise of such discretion does not violate Code Section 409A. In addition, in the event that the Board determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Board may make such grants without satisfying the requirements of Code Section 162(m).

Article 12. Annual Management Incentive Awards

The Board may designate Company executive officers who are eligible to receive a monetary payment in any Fiscal Year based on a percentage of an incentive pool equal to five percent (5%) of the Company’s consolidated operating earnings for the Fiscal Year. The Board shall allocate an incentive pool percentage to each designated Participant for each Fiscal Year. In no event may the incentive pool percentage for any one Participant exceed thirty percent (30%) of the total pool. Consolidated operating earnings shall mean the consolidated earnings before income taxes of the Company, computed in accordance with generally accepted accounting principles, but shall exclude the effects of Extraordinary Items.

For purposes of this Article 12, “Extraordinary Items” shall mean (i) extraordinary, unusual, and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) changes in tax or accounting regulations or laws; or (iv) the effect of a merger or acquisition, all of which must be identified in the audited financial statements, including footnotes, or Management Discussion and Analysis section of the Company’s annual report.

As soon as possible after the determination of the incentive pool for a Fiscal Year, the Board shall calculate the Participant’s allocated portion of the incentive pool based upon the percentage established at the beginning of the Fiscal Year. The Participant’s Annual Management Incentive Award then shall be determined by the Board based on the Participant’s allocated portion of the incentive pool subject to adjustment in the sole discretion of the Board. In no event may the portion of the incentive pool allocated to a Participant who is a Covered Employee be increased in any way, including as a result of the reduction of any other Participant’s allocated portion.

Article 13. Beneficiary Designation

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

Article 14. Deferrals

The Board may permit or require a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock or Restricted Stock Units, or the satisfaction of any requirements or performance goals with respect to Annual Management Incentive Awards, Performance Shares, Performance Units, and Cash-Based Awards, provided any deferral does not violate Section 409A. If any such deferral election is required or permitted, the Board shall, in its sole discretion, establish rules and procedures for such payment deferrals.

Article 15. Rights of Employees/Directors

15.1 Employment/Directorship. Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or other service relationship at any time, nor confer upon any Participant any right to continue in the capacity in which he or she is employed or otherwise serves the Company.

Neither an Award nor any benefits arising under this Plan shall constitute part of an employment contract with the Company, its Affiliates, and/or Subsidiaries and, accordingly, subject to Article 3 and Section 17.1, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Board without giving rise to liability on the part of the Company, its Affiliates, and/or its Subsidiaries for severance payments.

15.2 Participation. No Employee or Director shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

15.3 Rights as a Stockholder. A Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

Article 16. Change in Control

16.1 Change in Control of the Company. Upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges, or unless the Board shall determine otherwise in the Award Agreement:

(a)	Any and all Options and SARs granted hereunder shall become immediately exercisable; additionally, if a Participant’s employment or directorship is terminated for any other reason except cause within twelve (12) months of such Change in Control, the Participant shall have until the earlier of: (i) twelve (12) months following such termination date, or (ii) the expiration of the Option or SAR Term, to exercise any such Option or SAR;

(b)	Any Vesting Period imposed on Restricted Stock or Restricted Stock Units shall lapse;

(c)	Annual Management Incentive Awards shall be paid out based on the consolidated operating earnings of the Fiscal Year immediately preceding the year of the Change in Control or such other method of payment as may be determined by the Board at the time of the Award or thereafter but prior to the Change in Control; and

(d)	The target payout opportunities attainable under all outstanding Awards of performance-based Restricted Stock, performance-based Restricted Stock Units, Performance Units, Performance Shares, and performance-based Cash-Based Awards shall be deemed to have been fully earned as of the effective date of the Change in Control.

(i)

The vesting of all Awards denominated in Shares shall be accelerated as of the effective date of the Change in Control, and there shall be paid out to Participants within thirty (30) days following the effective date of the Change in Control, a pro rata number of Shares based upon an assumed achievement of all relevant targeted performance goals and upon the length of time within the Performance Period that has elapsed prior to the Change in Control. The Board has the authority to pay all or any portion of the value of the Shares in cash.

(ii)	Awards denominated in cash shall be paid pro rata to Participants in cash within thirty (30) days following the effective date of the Change in Control, with the proration determined as a function of the length of time within the Performance Period that has elapsed prior to the Change in Control, and based on an assumed achievement of all relevant targeted performance goals.

16.2 Sale of a Division of the Company. Notwithstanding any other provisions of this Plan, if there is a sale of a division of the Company, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges, or unless the Board shall determine otherwise in the Award Agreement with respect to any Employee of such division, the following shall apply with respect to any Employee of such division whose employment by the Company is terminated as a result of the sale of said division or any Employee of such division who remains employed by the Company after the sale of the division but who is terminated by the Company (other than a termination for cause as defined in the applicable Award Agreement) within twenty-four (24) months of the sale of said division:

(a)	Any and all Options and SARs granted hereunder shall become immediately vested and exercisable, and shall remain exercisable until the earlier of: (i) twelve (12) months following the effective date of the Employee’s termination of employment with the Company, or (ii) the expiration of the Option or SAR Term;

(b)	Any Vesting Period imposed on Restricted Stock or Restricted Stock Units shall lapse;

(c)	Annual Management Incentive Awards shall be paid out based on the consolidated operating earnings of the Fiscal Year immediately preceding the year of an Employee’s termination of employment with the Company, or such other method of payment as may be determined by the Board at the time of the Award or thereafter but prior to the sale of the division; and

(d)	The target payout opportunities attainable under all outstanding Awards of performance-based Restricted Stock, performance-based Restricted Stock Units, Performance Units, Performance Shares, and performance-based Cash-Based Awards shall be deemed to have been fully earned for the entire Performance Period(s) as of the date of the Employee’s termination of employment due to the sale of the division.

(i)

The vesting of all Awards denominated in Shares shall be accelerated as of the effective date of the Employee’s termination of employment, and there shall be paid out to Participants within thirty (30) days following the effective date of the Employee’s termination of employment a pro rata number of Shares based upon an assumed achievement of all relevant targeted performance goals and upon the length of time within the Performance Period that has elapsed prior to the termination of employment. The Board has the authority to pay all or any portion of the value of the Shares in cash.

(ii)	Awards denominated in cash shall be paid pro rata to Participants in cash within thirty (30) days following the effective date of the termination of employment, with the proration determined as a function of the length of time within the Performance Period that has elapsed prior to the termination of employment, and based on an assumed achievement of all relevant targeted performance goals.

For purposes of this Section 16.2, sale of a division means a sale of any segment of the Company and its subsidiaries if the gross revenue of the segment exceeds twenty percent (20%) of the consolidated gross revenues of the Company and its subsidiaries for the immediately prior fiscal year. A cessation of operation of a division shall not constitute a sale. For the purpose of this Section 16.2, subsidiaries means ownership, directly or indirectly, by the Company, of more than fifty percent (50%) of the outstanding voting shares or the total combined voting power of any corporation, partnership, joint venture, limited liability company, or other entity (other than the Company) in an unbroken chain of entities beginning with the Company.

16.3 Section 409A. Notwithstanding anything to the contrary under Section 16.1 or Section 16.2, if a Change in Control or sale of a division of the Company does not meet the definition of a Change in Control under Section 409A, and if a payment under either of these sections would result in the imposition of the additional tax under Section 409A, then such payment will occur at the time otherwise specified under the related Award Agreement.

Article 17. Amendment, Modification, Suspension, and Termination

17.1 Amendment, Modification, Suspension, and Termination. The Board may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan in whole or in part. The Board may also require that payments of nonqualified deferred compensation (as defined under Code Section 409A) be delayed in accordance with Section 1.409A-2(b)(7). Notwithstanding anything herein to the contrary, without the prior approval of the Company’s stockholders, Options issued under the Plan will not be repriced, replaced, or regranted through cancellation, or by lowering the exercise price of a previously granted Option. No amendment of the Plan shall be made without stockholder approval if stockholder approval is required by law, regulation, or stock exchange rule.

17.2 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Board may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Board determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. The determination of the Board as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

It is intended that any adjustment made by the Committee under this Section 17.2 will not result in the additional tax imposed under Code Section 409A.

17.3 Awards Previously Granted. Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, suspension, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

Article 18. Withholding

18.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

18.2 Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares, or any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Board, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. All such elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Board, in its sole discretion, deems appropriate.

Article 19. Indemnification

Each person who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Article 3 shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute.

The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Article 20. Successors

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 21. General Provisions

21.1 Forfeiture Events. The Board may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of employment for cause, violation of material Company, Affiliate, and/or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, its Affiliates, or its Subsidiaries.

21.2 Legend. The certificates for Shares may include any legend which the Board deems appropriate to reflect any restrictions on transfer of such Shares.

21.3 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

21.4 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

21.5 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. The Company shall receive the consideration required by law for the issuance of Awards under the Plan.

21.6 Securities Law Compliance. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor under the Exchange Act. To the extent any provision of the Plan or action by the Board fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board.

21.7 Listing. The Company may use reasonable endeavors to register Shares allotted pursuant to the exercise of an Award with the United States Securities and Exchange Commission or to effect compliance with the registration, qualification, and listing requirements of any national securities laws, stock exchange, or automated quotation system.

21.8 Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to:

(a)	Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b)	Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

21.9 Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

21.10 Investment Representations. The Board may require each person receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the Participant is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

21.11 Employees Based Outside of the United States. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates, and its Subsidiaries operate or have Employees or Directors, the Board, in their sole discretion, shall have the power and authority to:

(a)	Determine which Affiliates and Subsidiaries shall be covered by the Plan;

(b)	Determine which Employees or Directors outside the United States are eligible to participate in the Plan;

(c)	Modify the terms and conditions of any Award granted to Employees or Directors outside the United States to comply with applicable foreign laws;

(d)	Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 21.11 by the Board shall be attached to this Plan document as appendices; and

(e)	Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Board may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law, or governing statute or any other applicable law.

21.12 Uncertificated Shares. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

21.13 Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan.

The Plan is not intended to be subject to ERISA.

21.14 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Board shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

21.15 Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Illinois, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Illinois, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

21.16 Deferred Compensation. It is intended that any Award made under this Plan that results in the deferral of compensation (as defined under Code Section 409A) complies with the requirements of Code Section 409A.